UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 23, 2013
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 1.01, Entry into a Material Definitive Agreement

On May 29, 2013, Lincoln National Corporation (“we” or the “Company”) entered into a credit agreement with a syndicate of banks, including JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, and the other lenders named therein (the “Credit Facility”). The Credit Facility allows for the issuance of letters of credit of up to $2.5 billion and borrowing of up to $2.5 billion, $1.750 billion of which is available only to reimburse the banks for drawn letters of credit.  The Credit Facility is unsecured and has a commitment termination date of May 29, 2018.

Under the Credit Facility, we pay a fee of 1.075% per annum on issued syndicated letters of credit and a facility fee of 0.175% per annum on the aggregate commitment.  These fees adjust automatically in the event of a change in our credit ratings.

The Credit Facility contains customary terms and conditions, including covenants restricting our ability to incur liens, merge or consolidate with another entity where we are not the surviving entity and dispose of all or substantially all of our assets. The Credit Facility also includes financial covenants including: (i) maintenance of a minimum consolidated net worth equal to the sum of (a) $9.369 billion plus (b) fifty percent (50%) of the aggregate net proceeds of equity issuances received by us in accordance with the terms of the Credit Facility; and (ii) a debt-to-capital ratio as defined in accordance with the Credit Facility not to exceed 0.35 to 1.00. Further, the Credit Facility contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings and other customary defaults. Upon an event of default, the Credit Facility provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

Effective as of May 29, 2013, the Credit Facility replaced our Credit Agreement dated as of June 10, 2011 among us and the banks party thereto and JPMCB, as Administrative Agent (the “Terminated Credit Facility”), and the commitments under the Terminated Credit Facility have been terminated.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Facility, which is attached as Exhibit 10.1 and incorporated herein by reference.

From time to time, in the ordinary course of their business, certain lenders under the Credit Facility and the Terminated Credit Facility or their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking, financing arrangements or investment management services to us and our affiliates, and have been or are counterparties in various securities transactions, for which they have received and may continue to receive customary fees and commissions.  In addition, the lenders under the Credit Facility and the Terminated Credit Facility or their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life and annuity products of our subsidiaries.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the termination of the Terminated Credit Facility is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2013, the Board of Directors approved an amendment to Lincoln National Corporation’s (“LNC”) Amended and Restated Bylaws (the “Bylaws”), that provides for the phased declassification of LNC’s Board of Directors, beginning with the class of directors to be elected at the 2015 Annual Meeting of Shareholders.  In accordance with the terms of the amendment, directors whose terms expire in 2015 will stand for election for one-year terms.  Directors who have been elected to three-year terms prior to the 2015 Annual Meeting will serve the remainder of those terms.  Beginning with the 2017 Annual Meeting of Shareholders, each director will be elected for a one-year term.

This description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The 2013 annual meeting of shareholders of Lincoln National Corporation (“LNC”) was held on May 23, 2013.

(b)  Shareholders voted on the matters set forth below.

Item 1.   Election of Directors

The nominees for election to the Board of Directors were elected, each for a three-year term.  For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

	Aggregate Votes
Director Nominee	For	Against	Abstentions	Broker Non-Votes
William J. Avery	198,379,441	6,245,449	3,296,481	28,246,085
William H. Cunningham	186,138,746	18,513,798	3,268,827	28,246,085
William Porter Payne	199,442,813	5,220,704	3,257,854	28,246,085
Patrick S. Pittard	197,075,752	7,572,737	3,272,882	28,246,085

Item 2.   Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as LNC’s independent registered public accounting firm for 2013 was approved.  The votes cast for and against this proposal, as well as the abstentions were as follows:

Aggregate Votes
For	Against	Abstentions
232,414,181	2,946,713	806,562

There were no broker non-votes for this item.

Item 3.   Advisory Vote on Executive Compensation

The resolution to approve, on an advisory basis, the compensation of LNC’s executive officers named in the proxy statement for the 2013 Annual Meeting of Shareholders was approved.  The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes
For	Against	Abstentions	Broker Non-Votes
196,321,706	9,594,194	2,005,032	28,246,524

Item 9.01.                            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to LNC’s Amended and Restated Bylaws
10.1
Credit Agreement, dated as of May 29, 2013, among Lincoln National Corporation, as an Account Party and Guarantor, the Subsidiary Account Parties, as additional Account Parties, JPMorgan Chase Bank, N.A. as administrative agent, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By        /s/ Randal J. Freitag
Name:  Randal J. Freitag
Title:    Executive Vice President and Chief Financial Officer

Date:  May 29, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amendment to LNC’s Amended and Restated Bylaws
10.1
Credit Agreement, dated as of May 29, 2013, among Lincoln National Corporation, as an Account Party and Guarantor, the Subsidiary Account Parties, as additional Account Parties, JPMorgan Chase Bank, N.A. as administrative agent, and the other lenders named therein.